ALPHARMA INC.
                CONSOLIDATED STATEMENT OF INCOME
              (In thousands, except per share data)
                           (Unaudited)


                      Three Months Ended     Six Months Ended
                        March 31, 2000         June 30, 2000
                     Reported    Restated   Reported   Restated

Total revenue       $188,280    $186,078   $407,825    $410,117
Cost of sales       98,036      97,042     219,453     220,999
Gross profit        90,244      89,036     188,372     189,118
Selling, general
and                 63,097      63,097     131,390     131,390
  administrative
expenses
Operating income    27,147      25,939     56,982      57,728
Interest expense    (10,860)    (10,860)   (23,913)    (23,913)
Other, net               948         948     (3,909)     (3,909)
Income before
provision           17,235      16,027     29,160      29,906
 for income taxes
Provision for         6,121       5,662      10,214      10,497
income taxes
Net income          $11,114     $10,365    $ 18,946    $ 19,409

Earnings per common
share:
  Basic             $   0.38    $  0.35    $  0.61     $  0.63
  Diluted           $   0.35    $  0.33    $  0.59     $  0.60